Exhibit 10.13

                  AMENDMENT NO. 2 TO REVOLVING CREDIT AGREEMENT

THIS AMENDMENT NO. 2 TO CREDIT AGREEMENT (this "Amendment") is made and entered into as of December 20, 2002 among each of TECHNITROL, INC., a Pennsylvania corporation (the "Parent"); PULSE ENGINEERING INC., a Delaware corporation, and AMI DODUCO, INC., a Pennsylvania corporation (the "US Facility Borrowers"); AMI DODUCO HOLDING GMBH, a company organized under the laws of Germany, AMI DODUCO GMBH, a company organized under the laws of Germany, AMI DODUCO ESPANA S.L., a company organized under the laws of Spain, AMI DODUCO ITALIA SRL, a company organized under the laws of Italy, AMI DODUCO (FRANCE) S.A.S., a company organized under the Republic of France, AMI DODUCO (UK) LIMITED, a company organized under the laws of England (the "Offshore Facility Borrowers" and together with the US Facility Borrowers, the "Borrowers"); EACH OF THE UNDERSIGNED SUBSIDIARY GUARANTORS OF THE BORROWERS (the "Guarantors"), BANK OF AMERICA, N.A., and each other lender which may hereafter execute and deliver an instrument of assignment with respect to the US Facility under this Agreement pursuant to Section 12.01 (hereinafter such lenders may be referred to individually as a "US Facility Lender" or collectively as the "US Facility Lenders"); BANK OF AMERICA, N.A., as lender under the Offshore Facility (hereinafter an "Offshore Facility Lender"); BANK OF AMERICA, N.A., in its capacity as agent for the Lenders (the "Agent"); PNC BANK, NATIONAL ASSOCIATION, as Syndication Agent and as Lender, FLEET NATIONAL BANK, as Documentation Agent and as Lender, and EACH OF THE FINANCIAL INSTITUTIONS SIGNATORY HERETO.

                              W I T N E S S E T H:

      WHEREAS, the Borrowers, the Lenders party thereto (the "Lenders") and the Agent have entered into that certain Credit Agreement dated as of June 20, 2001, as amended pursuant to that certain Amendment No. 1 to Credit Agreement dated as of May 15, 2002 (the "Credit Agreement"), pursuant to which the Lenders have made and agreed to make certain Loans to, and issue Letters of Credit for the account of, the Borrowers; and

      WHEREAS, the Borrowers have requested that the Agent and the Lenders consent to certain amendments to the Credit Agreement; and

      WHEREAS, subject to the terms and conditions specified below, the Agent and the Lenders signatory hereto are willing to consent to the requested amendments;

      NOW, THEREFORE, in consideration of the mutual covenants and the fulfillment of the conditions set forth herein, the parties hereto do hereby agree as follows:

      1. Definitions. Any capitalized term used herein without definition shall have the meaning set forth in the Credit Agreement.

      2. Amendments to the Credit Agreement. Subject to the terms and conditions set forth herein, the Credit Agreement is hereby amended as follows:

      (a) The definition of "Issuing Bank" in Section 1.01 of the Credit Agreement is hereby amended in its entirety to read as follows:

            "Issuing Bank" means (a) Bank of America as issuer of Letters of Credit under Article III and any successor thereto and (b) any Special Issuing Bank.

      (b) The definition of "Letter of Credit" in Section 1.01 of the Credit Agreement is hereby amended in its entirety to read as follows:

            "Letter of Credit" means (a) a standby or commercial letter of credit issued by the Issuing Bank pursuant to Article III hereof, including any Offshore Letter of Credit, for the account of any Applicant in favor of a Person advancing credit or securing an obligation on behalf of such Applicant and (b) an Existing Letter of Credit.

Exhibit 10.13


      (c) The definition of "Offshore Letter of Credit" in Section 1.01 of the Credit Agreement is hereby amended in its entirety to read as follows:

            "Offshore Letter of Credit" means a standby letter of credit denominated in an Offshore Currency issued by the Issuing Bank pursuant to
      Article III hereof for the account of any Applicant in favor of a Person advancing credit or securing an obligation on behalf of such Applicant.

      (d) Section 1.01 of the Credit Agreement is hereby amended by adding the following defined term in alphabetical position therein:

            "Special Issuing Bank" means any Lender (other than Bank of America as issuer of Letters of Credit under Article III and any successor thereto) agreeing to become an Issuing Bank for Offshore Letters of Credit issued under Article III hereof after being designated by the Parent and approved by the Agent as an issuer of Offshore Letters of Credit in one or more Letter of Credit Currencies and any successor thereto.

      (e) Article III of the Credit Agreement is hereby amended by adding a new
Section 3.06 thereto which shall read as follows:

            3.06 Special Issuing Bank.

            (a) Notwithstanding anything contained in this Article III to the contrary, (i) each Special Issuing Bank agrees to issue, and shall be authorized to issue, only Offshore Letters of Credit in the Letter of Credit Currencies as to which it has been designated a Special Issuing Bank, (ii) no Special Issuing Bank shall have any obligation to issue any Offshore Letter of Credit unless agreed to by such Special Issuing Bank for the specific instance and the specific Offshore Letter of Credit requested by a Borrower and (iii) any reference in this agreement to "the Issuing Bank" (A) shall be deemed to mean "a Special Issuing Bank" where the context requires and (B) in reference to a Letter of Credit, shall be deemed to refer to the Issuing Bank having actually issued such Letter of Credit.

            (b) Each Special Issuing Bank shall give at least three (3) Business Days prior written notice to the Agent of the issuance or renewal of any Offshore Letter of Credit requested by a Borrower which notice shall include the requested date of issuance or renewal, the applicable Letter of Credit Currency, and the amount and expiry date of such Offshore Letter of Credit, and such Special Issuing Bank shall not issue or renew such Offshore Letter of Credit unless it has received written confirmation from the Agent not more than one Business Day Prior to such issuance or renewal that, after giving effect to such issuance or renewal, (i) Letter of Credit Outstandings will not exceed the Total Letter of Credit Commitment and (ii) Total Outstandings will not exceed the Total Commitment, in each case, as of the date of such confirmation. Each Special Issuing Bank shall deliver to the Agent on the last Business Day of each calendar month written notice by telefacsimile or otherwise of the aggregate amount of Letter of Credit Outstandings attributable to Offshore Letters of Credit issued by such Special Issuing Bank on such date. The applicable Special Issuing Bank shall also give the Agent written notice by telefacsimile or otherwise of each of the following events within one (1) Business Day of the occurrence thereof: (A) receipt of any request for a drawing under an Offshore Letter of Credit, including the amount thereof, (B) any reimbursement paid with respect to amounts drawn under any Offshore Letter of Credit, (C) any increase in the amount of any Offshore Letter of Credit and (D) any reduction, termination, cancellation or expiry of any Offshore Letter of Credit.

            (c) All notices to be delivered to a Special Issuing Bank shall be directed to the address specified in Section 12.02(d) for such Special Issuing Bank as a Lender unless written instructions to the contrary are delivered to the Agent and any applicable Applicant.

Exhibit 10.13


            (d) If a Lender that is also a Special Issuing Bank shall assign all of its rights and obligations as a Lender under this Agreement, any outstanding Offshore Letter of Credit issued by such Special Issuing Bank hereunder shall, upon the effective date of such assignment and without any further action or notice, cease to constitute a Letter of Credit or Offshore Letter of Credit hereunder and no reimbursement or other obligation thereafter arising under such letter of credit shall constitute Reimbursement Obligations hereunder or otherwise be part of the Obligations hereunder.

      3. Conditions to Effectiveness. This Amendment shall become effective only upon the receipt by the Agent, in form and substance satisfactory to it, of four executed counterparts of this Amendment executed by the Borrowers, the Guarantors and the Required Lenders.

      4. Representations and Warranties. In order to induce the Agent and the Lenders to enter into this Amendment, each Borrower represents and warrants to the Agent and the Lenders as follows:

            (a) The representations and warranties made by the Borrowers or Guarantor in Article VII of the Credit Agreement and in each of the other Loan Documents to which it is a party after giving effect to the transactions contemplated by this Amendment are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date (in which case they continue to be true as of such earlier date);

            (b) There has been no material adverse change in the condition, financial or otherwise, of the Parent and its Subsidiaries, taken as a whole, since the date of the most recent financial reports of the Parent received by each Agent and the Lenders under Section 8.08 of the Credit Agreement;

            (c) The execution, delivery and performance by each Borrower and each Guarantor of this Amendment are within its corporate powers, have been duly authorized by all necessary corporate action and do not contravene (i) its charter or by-laws, (ii) any applicable laws or (iii) any legal or contractual restriction binding on or affecting any Borrower or any Subsidiary; and such execution, delivery and performance do not or will not result in or require the creation of any Lien upon or with respect to any of its properties.

            (d) This Amendment constitutes the legal, valid and binding obligation of each Borrower and each Guarantor, enforceable against each Borrower and each Guarantor in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforceability of creditor's rights generally or by equitable principles of general application (whether considered in an action at law or in equity).

            (e) No governmental approval is required for the due execution, delivery and performance by each Borrower of this Amendment, except for such governmental approvals as have been duly obtained or made and which are in full force and effect on the date hereof and not subject to appeal.

            (f) There are no pending or threatened actions, suits or proceedings affecting any Borrower or any Subsidiary or the properties of any Borrower or any Subsidiary before any court, governmental agency or arbitrator, that may, if adversely determined, materially adversely affect the financial condition, properties, business, operations or prospects of the Parent and it Subsidiaries, considered as a whole, or affect the legality, validity or enforceability of this Amendment or any other Loan Document.

            (g) No Default or Event of Default has occurred and is continuing.

      5. Full Force and Effect of Agreement. Except as hereby specifically amended, modified or supplemented, the Credit Agreement and all other Loan Documents are hereby confirmed and ratified in all respects by each party hereto and shall be and remain in full force and effect according to their respective terms.

Exhibit 10.13


      6. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.

      7. Governing Law. This Amendment shall in all respects be governed by, and construed in accordance with, the laws of the state of New York.

      8. Enforceability. Should any one or more of the provisions of this Amendment be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

      9. References. All references in any of the Loan Documents to the "Credit Agreement" shall mean the Credit Agreement as amended hereby.

      10. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the Borrowers, the Guarantors, the Lenders, the Agent and their respective successors, assigns and legal representatives; provided, however, that the Borrowers and the Guarantors, without the prior consent of the Lenders, may not assign any rights, powers, duties or obligations hereunder.

      11. Consent of Guarantors. Each of the Guarantors joins in the execution of this Amendment for the purposes of consenting to the amendments to the Credit Agreement contained herein and for the further purpose of confirming its guaranty of all Borrowers' Liabilities (as defined in the Facility Guaranties).